Exhibit 5.1

Osler, Hoskin & Harcourt llp Box 50, 1 First Canadian Place Toronto, Ontario, Canada M5X 1B8
416.362.2111 main
416.862.6666 facsimile

Toronto	November 4, 2022

Montréal

Calgary

Ottawa	TELUS Corporation
510 West Georgia Street, Floor 23
Vancouver	Vancouver, British Columbia
Canada V6B 0M3

New York

Dear Sirs/Mesdames:

Re: Securities Registered under Registration Statement on Form S-8

We have acted as Canadian counsel to TELUS Corporation (the “Corporation”), a corporation governed by the Business Corporations Act (British Columbia) in connection with the Registration Statement on Form S-8 (the “Registration Statement”) filed by the Corporation on or about November 4, 2022 with the U.S. Securities and Exchange Commission under the U.S. Securities Act of 1933, as amended, relating to the offering by the Corporation of up to 24,800,000 common shares of the Corporation (the “Shares”) pursuant to the Corporation’s Performance Share Unit Plan (the “PSU Plan”) and Restricted Share Unit Plan (the “RSU Plan” and, together with the PSU Plan, the “Plans”).

We have examined the Registration Statement, the Plans and all such corporate and public records, statutes and regulations and have made such investigations and have reviewed such other documents as we have deemed relevant and necessary and have considered such questions of law as we have considered relevant and necessary in order to give the opinion hereinafter set forth. We have relied, without independent verification, on certificates of public officials and, as to certain factual matters, upon certificates of officers of the Company.

In reviewing the foregoing documents and in giving this opinion, we have assumed the legal capacity of all individuals, the genuineness of all signatures, the veracity of the information contained therein, the authenticity of all documents submitted to us as originals and the conformity to authentic or original documents of all documents submitted to us as certified, conformed, electronic, photostatic or facsimile copies.

On the basis of the foregoing, we are of the opinion that when the Shares shall have been issued pursuant to the terms of the Plans, the Shares will be validly issued, fully paid and non-assessable.

We express no opinion herein as to any laws or any matters governed by any laws other than the laws of the Province of British Columbia and the federal laws of Canada applicable therein.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving our consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations thereunder.

Yours very truly,

/s/ Osler, Hoskin & Harcourt LLP

Osler, Hoskin & Harcourt LLP